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                                                    EXHIBIT 23


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-64091) and related Prospectus pertaining to the Shoney's, Inc. 1998 Stock Plan; in Registration Statement on Form S-8 (File No. 333-11717) and related Prospectus pertaining to the Shoney's, Inc. 1996 Stock Option Plan; in Registration Statement on Form S-8 (File No. 333-11715) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; in Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (File No. 33-605) and related Prospectus pertaining to the Shoney's, Inc. Employee Stock Purchase Plan; in Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 2-84763) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; in Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 33-25725) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; and in Registration Statement on Form S-8 (File No. 33-45076) and related Prospectus pertaining to the Shoney's, Inc. Directors' Stock Option Plan; of our report dated December 10, 1998, except for paragraphs one through ten of Note 13, as to which the date is December 31, 1998 with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in the Annual Report (Form 10-K) for the year ended October 25, 1998.


                                      /s/ Ernst & Young LLP


Nashville, Tennessee
January 18, 1999